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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   Multimanager Core Bond Portfolio (AXA-VIP)
   BlackRock Balanced Capital Portfolio (FI) (BCS_F)
   BlackRock 2022 Global Income Opportunity Trust (BGIO)
   BlackRock Core Bond Portfolio (BR-CORE)
   BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Credit Strategies Income - Investment Grade (BR-MSBIG) Strategic Income Opportunities Fund (BR-SIP)
   BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
   BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
   BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
   Consulting Group Capital Markets Funds (CG-CGCM)
   Brighthouse Funds Trust II - BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
   Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
   (SMF_PRUTR)
   UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    09-13-2017
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Concho Resources Inc. (2047)

Selling Underwriter        Merrill Lynch,Pierce,Fenner & Smith Incorporated

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [X] Other: MUFG Securities Americas Inc for CG-CGCM

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

List of Underwriter(s)  Merrill Lynch,Pierce,Fenner & Smith
                        Incorporated,Barclays Capital Inc.,Citigroup Global Markets Inc.,BMO Capital Markets Corp.,Capital One Securities,Inc.,Credit Suisse Securities (USA) LLC,ING Financial Markets LLC,J.P. Morgan Securities LLC,MUFG Securities Americas Inc.,PNC Capital Markets LLC,RBC Capital Markets,LLC,U.S. Bancorp
                        Investments,Inc.,Wells Fargo Securities,LLC,BB&T
                        Capital Markets,a division of BB&T Securities,LLC,BBVA Securities Inc.,CIBC World Markets Corp.,Comerica Securities,Inc.,DNB Markets,Inc.,KeyBanc Capital
                        Markets Inc.,Regions Securities LLC,SMBC Nikko Securities America,Inc.

TRANSACTION DETAILS

Date of Purchase        09-13-2017

Purchase Price/Share
(PER SHARE / % OF PAR)   $99.749     Total Commission, Spread or Profit  0.875%

1.  Aggregate Principal Amount Purchased (a+b)                     $ 30,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $  9,339,000

    b.  Other BlackRock Clients                                    $ 20,661,000

2.  Aggregate Principal Amount of Offering                         $800,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0375

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:              Arushi Bhasin                     Date:  09-21-2017
                           --------------------------------
                           Global Syndicate Team Member

Approved by:               Steven DeLaura                    Date:  09-21-2017
                           --------------------------------
                           Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                     DEFINITION
Fund Ratio                               Number appearing at the bottom of
                                         page 1 of 2 of the Rule 10f-3 Report
                                         form. It is the sum of the Funds'
                                         participation in the offering by the
                                         Funds and other accounts managed by
                                         BlackRock divided by the total amount
                                         of the offering.

Eligible Foreign Offering                The securities are sold in a public
                                         offering conducted under the laws of
                                         a country other than the United
                                         States and

                                         (a) the offering is subject to
                                             regulation in such country by a
                                             "foreign financial regulatory
                                             authority," as defined in
                                             Section 2(a)(50) of the
                                             Investment Company Act of 1940;

                                         (b) the securities were offered at a
                                             fixed price to all purchasers in
                                             the offering (except for any
                                             rights to purchase securities
                                             that are required by law to be
                                             granted to existing security
                                             holders of the issuer);

                                         (c) financial statements, prepared
                                             and audited as required or
                                             permitted by the appropriate
                                             foreign financial regulatory
                                             authority in such country, for
                                             the two years prior to the
                                             offering, were made available to
                                             the public and prospective
                                             purchasers in connection with the
                                             offering; and

                                         (d) if the issuer is a "domestic
                                             issuer," i.e., other than a
                                             foreign government, a national of
                                             any foreign country, or a
                                             corporation or other organization
                                             incorporated or organized under
                                             the laws of any foreign country,
                                             it (1) has a class of securities
                                             registered pursuant to section
                                             12(b) or 12(g) of the Securities
                                             Exchange Act of 1934 or is
                                             required to file reports pursuant
                                             to section 15(d) of that act, and
                                             (2) has filed all the material
                                             required to be filed pursuant to
                                             section 13(a) or 15(d) of that
                                             act for a period of at least 12
                                             months immediately preceding the
                                             sale of securities (or for such
                                             shorter period that the issuer
                                             was required to file such
                                             material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is an
                                           industrial development bond (as
                                           defined in section 103(c)(2) of
                                           Title 26) the interest on which is
                                           excludable from gross income under
                                           certain provisions of the Internal
                                           Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a reasonably
                                           short period of time; and

                                       (c) either

                                           (1) are subject to no greater than
                                               moderate credit risk; or

                                           (2) if the issuer of the municipal
                                               securities, or the entity
                                               supplying the revenues or other
                                               payments from which the issue
                                               is to be paid, has been in
                                               continuous operation for less
                                               than three years, including the
                                               operation of any predecessors,
                                               the securities are subject to a
                                               minimal or low amount of credit
                                               risk.

                                       Also, purchases of municipal securities
                                       may not be designated as group sales or
                                       otherwise allocated to the account of
                                       any prohibited seller (i.e., an
                                       affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an offering
                                       where

                                       (a) the securities are offered or sold
                                           in transactions exempt from
                                           registration under Section 4(2) of
                                           the Securities Act of 1933, Rule
                                           144A thereunder, or Rules 501-508
                                           thereunder;

                                       (b) the securities were sold to persons
                                           that the seller and any person
                                           acting on behalf of the seller
                                           reasonably believe to include
                                           qualified institutional buyers, as
                                           defined in Rule 144A ("QIBs"); and

                                       (c) the seller and any person acting on
                                           behalf of the seller reasonably
                                           believe that the securities are
                                           eligible for resale to other QIBs
                                           pursuant to Rule 144A.

Government Securities Offering         The security is issued or guaranteed as
                                       to principal or interest by the United
                                       States, or by a person controlled or
                                       supervised by and acting as an
                                       instrumentality of the Government of
                                       the United States pursuant to authority
                                       granted by the Congress of the United
                                       States; or any certificate of deposit
                                       for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.